PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SAMPLE BALLOT

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **proxyonline.com** using your proxy control number found below

3. By **IVR** when you call (888) 227-9349 (toll-free) to reach an automated touchtone voting line

4. By **PHONE** with a live operator when you call (800) 829-6551 (toll-free) Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 123456789101

Vivaldi Orinda Macro Opportunities Fund

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 5, 2016

The undersigned, revoking prior proxies, hereby appoints Michelle M. Comella and Chad Eisenberg, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto. Each of them, with full power of substitution, are entitled to vote shares held in the name of the undersigned as of the record date at the Special Meeting of Shareholders of the Vivaldi Orinda Macro Opportunities Fund (the "Fund"), a series of Advisors Series Trust (the "Trust"), to be held at the offices of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, on December 5, 2016, at 10:00 a.m. Central Time, or at any adjournment thereof, upon the Proposals described in the Notice of Meeting and accompanying Proxy Statement. The undersigned acknowledges receiving the Notice of Meeting and accompanying Proxy Statement.

Do you have questions?

If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (800) 829-6551. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 5, 2016:

The proxy statement is available online at: https://www.proxyonline.com/docs/Vivaldi2016.pdf.

Vivaldi Orinda Macro Opportunities Fund

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledge(s) receipt of this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees. Proposal 1 has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. Proposals 2, 3 and 4 have been unanimously approved by the Board of Trustees of Investment Managers Series Trust II and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	Proposal	FOR	AGAINST	ABSTAIN
1.	An Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Target Fund to Vivaldi Multi-Strategy Fund (the "Acquiring Fund"), a newly created series of Investment Managers Series Trust II ("IMST II"), in exchange for (a) shares of each class of the Acquiring Fund corresponding to an outstanding class of shares of the Target Fund with an aggregate net asset value ("NAV") equal to the aggregate NAV of that corresponding class of shares of the Target Fund, and (b) the Acquiring Fund's assumption of all of the liabilities of the Target Fund, followed by (ii) the liquidating distribution by the Target Fund to its shareholders of the shares of each class of the Acquiring Fund corresponding to an outstanding class of shares of the Target Fund in proportion to their respective holdings of shares of the corresponding class of the Target Fund;	○	○	○
2.	The appointment of Vivaldi Asset Management, LLC ("Vivaldi") as the investment advisor to the Acquiring Fund;	○	○	○
3.	The appointment of RiverNorth Capital Management, LLC as a sub-advisor to the Acquiring Fund;	○	○	○
4.	The Acquiring Fund's use of "manager of managers" exemptive relief, which it intends to seek from the Securities and Exchange Commission (the "SEC"), to allow Vivaldi and the Board of Trustees of the IMST II to replace sub-advisors to the Acquiring Fund in the future without the cost and time associated with a shareholder meeting (there is no assurance the SEC will grant such relief);	○	○	○
5.	If there are not sufficient votes at the time of the Special Meeting to approve one or more of the proposals listed above, to approve adjourning the Special Meeting to permit further solicitation of proxies;	○	○	○
6.	The transaction of such other business as may properly come before the Special Meeting or any continuations after an adjournment thereof.			

THANK YOU FOR VOTING